THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of March 29, 2006, amends certain provisions of the Credit Agreement dated as of August 25, 2003, as amended by a First Amendment to Credit Agreement dated as of July 14, 2004 and a Second Amendment to Credit Agreement dated as of March 28, 2005 (as so amended, and as further amended from time to time prior to the date hereof, the "Existing Credit Agreement") by and among Monitronics International, Inc., a Texas corporation (the "Borrower"), the Lenders from time to time party thereto, Bank of America, N.A., as successor by merger to Fleet National Bank, as Administrative Agent for the Credit Parties, and Bank of America, N.A., as Syndication Agent for the Credit Parties.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Credit Parties agree to certain amendments to and grant a certain consent under the Existing Credit Agreement; and

WHEREAS, upon and subject to the terms hereof, in accordance with Section 11.1 of the Credit Agreement (as defined below), the Credit Parties hereby agree to the amendments to and to grant the consent under the Existing Credit Agreement as specified herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

  DEFINITIONS AND RULES OF INTERPRETATION

  Each capitalized term that is used herein and is defined in the Existing Credit Agreement shall have the meaning specified therein unless such term is otherwise defined herein. In addition, the rules of interpretation set forth in Section 1.3 of the Existing Credit Agreement apply herein. As used herein, the term "Credit Agreement" shall mean the Existing Credit Agreement as amended by and through the date hereof, including by this Amendment, and as further amended, restated, modified, supplemented and/or extended from time to time. This Amendment is a Loan Document.

  AMENDMENTS, CONSENTS, ETC.

    Amendments to Schedules. The following Schedules amend, replace and supersede the corresponding Schedules attached to the Existing Credit Agreement:

Schedule 4.3	Consents
Schedule 4.5(a)	Properties
Schedule 4.5(b)	Intellectual Property
Schedule 4.6	Proceedings
Schedule 4.8	Material Agreements and Licenses
Schedule 4.12	Taxes
Schedule 4.13	Ownership of the Borrower and its Subsidiaries
Schedule 4.16	Insurance
Schedule 4.20	Depository and Other Accounts

    Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

        Additional Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

    "'Third Amendment Closing Date' shall mean the date upon which the Third Amendment to Credit Agreement among the Borrower and the Credit Parties shall have been executed by each of the parties thereto and all conditions set forth in Section 3.3 of such Third Amendment to Credit Agreement have been satisfied or waived."

    (b) Amendment to Definition of "Change in Management". The definition of the term "Change in Management" is hereby amended by deleting each reference to "James R. Hull" or "Mr. Hull" and inserting in lieu thereof "Mike Haislip" or "Mr. Haislip", as appropriate.

    Amendment to Section 4.6. Section 4.6 of the Existing Credit Agreement is hereby amended by deleting each reference to the term "Second Amendment Closing Date" appearing therein and inserting in lieu thereof the term "Third Amendment Closing Date".

    Amendment to Section 4.8(a). Section 4.8(a) of the Existing Credit Agreement is hereby amended by deleting the term "Second Amendment Closing Date" appearing therein and inserting in lieu thereof the term "Third Amendment Closing Date".

    Amendment to Section 4.13(a). Section 4.13(a) of the Existing Credit Agreement is hereby amended by deleting the term "Second Amendment Closing Date" appearing therein and inserting in lieu thereof the term "Third Amendment Closing Date".

    Amendment to Section 4.16. Section 4.16 of the Existing Credit Agreement is hereby amended by deleting each reference to the term "Second Amendment Closing Date" appearing therein and inserting in lieu thereof the term "Third Amendment Closing Date".

    Amendment to Section 4.21. Section 4.21 of the Existing Credit Agreement is hereby amended by deleting the term "Second Amendment Closing Date" appearing therein and inserting in lieu thereof the term "Third Amendment Closing Date".

    Amendment to Section 8.17. Section 8.17 of the Existing Credit Agreement is hereby amended by adding after the phrase "Six Million Dollars ($6,000,000)" the phrase "; provided, further, that notwithstanding the foregoing, for the fiscal year ending June 30, 2006, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount up to Six Million Five Hundred Thousand Dollars ($6,500,000) and the Borrower may carry forward any permitted but unused Capital Expenditures from the fiscal year ended June 30, 2006 to the fiscal year ended June 30, 2007."

    Consent. The Required Lenders hereby grant the following consent under the Existing Credit Agreement (the "Consent"):

  (a) The retirement of James R. Hull as Chief Executive Officer and President of the Borrower without the appointment within one hundred eighty (180) days of a permanent replacement who is reasonably acceptable to the Required Lenders, would constitute an Event of Default under Section 9.1(o) of the Existing Credit Agreement. Subject to the terms and conditions set forth in this Amendment, the Required Lenders hereby consent solely to the appointment of Michael R. Haislip as Chief Executive Officer and President of the Borrower effective as of March 31, 2006.

  (b) The Borrower acknowledges and agrees that the foregoing provisions of this Section 2.9 relate solely to the Consent specified in Section 2.9(a) hereof and shall in no way be deemed or construed as a consent by the Credit Parties to any other actions of the Borrower that would cause a Default or Event of Default under the Credit Agreement or any other Loan Document. The Credit Parties expressly reserve the full extent of their rights under the Credit Agreement, the other Loan Documents and applicable law in respect of any other actions by the Borrower not specifically consented to herein.

  REPRESENTATIONS AND WARRANTIES, COVENANTS, CONDITIONS PRECEDENT, ETC.

    Confirmation of Representations, Warranties and Covenants, Etc. The Borrower, by execution of this Amendment, certifies to the Credit Parties that:

      Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Amendment and that, as of the date hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document;

      The Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed on or prior to the date of this Amendment; and

      Since June 30, 2005, there has been no change in the assets or liabilities or in the financial or other condition of the Borrower or any of its Subsidiaries that could have a Material Adverse effect.

    Authorization, Validity and Enforceability. This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, and each of the other Loan Documents, as amended by and through the date hereof, constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

    Conditions Precedent. Prior to or concurrently with the execution of this Amendment, and as a condition to the obligation of the Credit Parties to execute this Amendment:

      The Administrative Agent shall have received a certificate, dated the Third Amendment Closing Date, of the Secretary of the Borrower:

        attaching a true and complete copy of the resolutions of its Board of Directors and of all other documents evidencing all necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken to authorize the execution, delivery and performance of this Amendment and each of the other documents and instruments contemplated hereby;

        setting forth the incumbency of its officers who are authorized to and who sign this Amendment, including therein a signature specimen of such officers; and

        attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation.

      The Credit Parties shall have received all fees and other amounts due and payable to the Credit Parties, and their respective Affiliates, under the Credit Agreement, the other Loan Documents or any separate letter agreement or other arrangement(s) among the Borrower and the Administrative Agent and Syndication Agent to the extent that such fees or other amounts are payable on or prior to the Third Amendment Closing Date, including, to the extent invoiced with reasonable detail, reimbursement or payment of the fees and disbursements of Special Counsel and all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

      The Administrative Agent shall have received a waiver executed by the Borrower and NML under the Subordinated Note and Warrant Purchase Agreement, dated January 18, 2002, as amended, between the Borrower and NML in form and substance satisfactory to the Administrative Agent.

      No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein or by the other Loan Documents shall have been issued by any Governmental Authority against the Borrower, the Administrative Agent or any Lender.

      The Administrative Agent shall have received all other information and documents which the Administrative Agent or its counsel may reasonably have requested in connection with the transactions contemplated by this Amendment, such information and documents where appropriate to be certified by one of the Borrower's officers or a Governmental Authority.

  MISCELLANEOUS PROVISIONS

    Survival. Except as expressly provided herein, this Amendment does not constitute a waiver of or amendment to any provision of the Existing Credit Agreement or any of the other Loan Documents and does not affect any other term, condition or provision of the Existing Credit Agreement or any of the other Loan Documents, each of which shall continue in full force and effect.

    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law).

    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including facsimile counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

    Headings. The headings of the several Articles, Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

MONITRONICS INTERNATIONAL, INC.

By:/s/ Stephen M. Hedrick

Name: Stephen M. Hedrick

Title: Vice President-Finance

BANK OF AMERICA, N.A.,

as Administrative Agent

By:/s/ John F. Lynch

Name: John F. Lynch

Title: Senior Vice President

BANK OF AMERICA, N.A.,

as Syndication Agent and Lender

By:

Name:

Title:

[Counterpart signature pages of Lenders follow]

LENDER:

(Name of Institution)

By: ______________________

Name:

Title: